UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2012

Network Equipment Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10255	94-2904044
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555 ph: (510) 713-7300

(Address of principal executive offices, including zip code, and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure.

On August 3, 2012, Network Equipment Technologies, Inc. (“NET”) sent notices of an anticipated merger and supplemental indenture to the holders of its 7¼% Convertible Subordinated Debentures due 2014 and 3.75% Convertible Senior Notes due 2014.

Copies of the notices are furnished pursuant to Item 7.01 as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits

Exhibit	Description
99.1	Notice to Holders of 7¼% Convertible Subordinated Debentures due 2014.
99.2	Notice to Holders of 3.75% Convertible Senior Notes due 2014.

Forward-Looking Statements

This Form 8-K contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under NET’s control.  Actual events or results may differ materially from those contained in these forward-looking statements.  These factors include, but are not limited to: the possibility that the closing of the anticipated acquisition of NET by Sonus Networks, Inc. (“Sonus”) may be delayed or may not occur; disruption to our business from the announcement of the transaction, including possibly making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; uncertainties regarding the actual benefits to be realized from the transaction; and other risks that are discussed in NET’s filings with the SEC, such as NET’s Form 10-K, 10-Q and 8-K reports.  Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.  Unless legally required, NET undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2012

Network Equipment Technologies, Inc.

By:	/s/ KAREN C. CARTE
Name:	Karen C. Carte
Title:	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Notice to Holders of 7¼% Convertible Subordinated Debentures due 2014.
99.2	Notice to Holders of 3.75% Convertible Senior Notes due 2014.